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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              BENTLEY PHARMA, INC.

     This Restated Certificate of Incorporation of BENTLEY PHARMA, INC. (the "Corporation"), was duly adopted by the Board of Directors of the Corporation on June 30, 1999 and the stockholders of the Corporation on June 30, 1999, as set forth below, in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL"). The original Certificate of Incorporation was filed on May 1, 1998.

     The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

The name of this Corporation shall be BENTLEY PHARMACEUTICALS, INC.

                                   ARTICLE II

The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

                                  ARTICLE III

The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the GCL.

                                   ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is 37,000,000 shares, consisting of: (a) 35,000,000 shares of a single class of common stock, par value $.02 per share ("Common Stock"); and (b) 2,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"). The number of shares of Preferred Stock may be issued


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from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the "Board of Directors"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board of Directors prior to the issuance of any shares of such series. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and, subject to the provisions hereof, to fix by resolution or resolutions the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such class or series.

                                   ARTICLE V

In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

                                   ARTICLE VI

Notwithstanding Article Fifth hereof, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, and where such action is proposed by an interested stockholder or by any associate or affiliate of an interested stockholder, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, other than shares held by the interested stockholder which proposed (or the affiliate or associate of which proposed) such action, or any affiliate or associate of such interested stockholder; provided, however, that where such action is approved by a majority of the continuing directors the affirmative vote of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

                                  ARTICLE VII

The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, the number of directors of the Corporation shall be set in accordance with the Bylaws.


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                                  ARTICLE VIII

Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

                                   ARTICLE IX

     (a) Except as may otherwise be provided pursuant to Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

     (b) Any director elected in accordance with the preceding paragraph (a) shall hold office until the next annual meeting of stockholders or until such director's death, resignation or removal, whichever first occurs.

                                   ARTICLE X

Except for such additional directors as may be elected by the holders of any series of Preferred Stock pursuant to the terms thereof established by a resolution of the Board of Directors pursuant to Article Fourth hereof, any director may only be removed from office for cause at a meeting of the stockholders held for such purposes, and only by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class, and, where such action is proposed by an interested stockholder, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class, other than shares held by the interested stockholder which proposed (or an affiliate or associate which proposed) such action, or any affiliate or associate of such interested stockholder; provided, however, that where such removal is approved by at least a majority of the continuing directors, the affirmative vote of at least a majority of the voting power of all outstanding shares of voting stock entitled to vote in


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connection with the election of such director, regardless of class and voting together as a single voting class, shall be required for approval of such removal.

                                   ARTICLE XI

     (a) The Board of Directors shall be divided into three (3) classes: Class I, Class II and Class III. The number of directors in each Class shall be the whole number contained in such quotient obtained by dividing the authorized number of directors by three (3). If a fraction is also contained in such quotient, then additional directors shall be apportioned amongst the Classes as determined by the Board of Directors. Each Class of directors shall be elected for a term of three (3) years each and the term of each Class of directors shall expire in subsequent years so that approximately one Class shall be elected annually.

     (b) Except as provided in Article IX, paragraph (b) for directors appointed to newly created directorships or vacancies, each director shall serve for a term ending on the date of the expiration of the term of the Class to which the director is elected.

                                  ARTICLE XII

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                                  ARTICLE XIII

          (a) In addition to any vote required by law and in addition to the requirements of paragraph (b) of this Article XIII and except as otherwise expressly provided in paragraph (c) of this Article XIII, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to authorize: (i) any merger, combination, amalgamation or consolidation of the Corporation or any of its subsidiaries with or into any other corporation or entity; or (ii) any sale, lease or exchange by the Corporation of property or assets constituting all or substantially all of the property and assets of the Corporation and its subsidiaries taken as a whole to or with any other corporation, person or other entity; or (iii) the dissolution or liquidation of the Corporation. Such affirmative vote shall be required notwithstanding the fact that some lesser percentage may be specified by law, in any contract or agreement (including any agreement with any national securities exchange or otherwise) to which the Corporation is a party and shall be in addition to any class or series vote to which any class or series of stock of the Corporation may be entitled.


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          (b) In addition to the requirements of paragraph (a) of this Article
XIII and except as otherwise provided in paragraph (c) of this Article XIII, in any transaction set forth in subparagraphs (i), (ii) or (iii) of paragraph (a) of this Article XIII, the aggregate amount of cash and fair market value of the consideration other than cash to be received per share by the holders of the Corporation's Common Stock shall be at least equal to the highest of the following amounts: (i) the fair market value per share of the Corporation's Common Stock on the announcement date of such transaction, (ii) the fair market value per share of the Corporation's Common Stock on the date on which the other corporation, person or entity became an interested stockholder, or (iii) the per share price paid by the other corporation, person or entity in the transaction in which such other corporation, person or entity became an interested stockholder.

          (c) The provisions of Article XIII, paragraphs (a) and (b) shall not apply to any transaction set forth in subparagraphs (i), (ii) or (iii) of paragraph (a) of this Article XIII if a majority of the continuing directors shall by resolution have approved such transaction.

                                  ARTICLE XIV

For the purposes of this Restated Certificate of Incorporation, the following definitions shall apply:

     (a) "continuing director" means: (i) any member of the Board of Directors who (A) is not an interested stockholder or an affiliate or associate of an interested stockholder and (B) was a member of the Board of Directors prior to the time that an interested stockholder became an interested stockholder; and (ii) any person who is elected or nominated to succeed a continuing director, or to join the Board of Directors, by a majority of the continuing directors.

     (b) The terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in Section 203(c) of the GCL.

                                   ARTICLE XV

The provisions set forth in this Article Fifteenth and in Articles Fourth, Fifth, Sixth, Seventh, Ninth (paragraph (a) only), Tenth, Eleventh (paragraph
(a) only), Thirteenth and Fourteenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, and, where such action is proposed by an interested stockholder or by any associate or affiliate of an interested stockholder, the affirmative vote of the holders of a majority


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of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class, other than shares held by the interested stockholder which proposed (or the affiliate or associate of which proposed) such action, or any affiliate or associate of such interested stockholder; provided, however, that where such action is approved by at least a majority of the continuing directors, the affirmative vote of at least a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

                                  ARTICLE XVI

The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Fifth, Sixth, Seventh, Ninth (paragraph (a) only), Tenth, Eleventh (paragraph (a) only), Thirteenth, Fourteenth and Fifteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provisions, unless such action is approved as specified in Article Fifteenth hereof.

                                  ARTICLE XVII

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the GCL, or (d) for any transaction from which the director derived an improper personal benefit. If the GCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of or prior to such repeal or modification.

                                 ARTICLE XVIII

No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the


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Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

                                  ARTICLE XIX

The Corporation shall, to the fullest extent permitted by the GCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify from and against any and all liabilities, including, without limitation, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any suit, action or proceeding to which such person is made, or is threatened to be made, a party. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, Bentley Pharma, Inc. has caused this Restated Certificate of Incorporation to be executed by its President and to be attested to by its Secretary as of the 29th day of October, 1999.

                                        BENTLEY PHARMA, INC.


                                        By: /s/ James R. Murphy
                                            ------------------------------------
                                        Name: James R. Murphy
                                        Title: President


                                        By: /s/ Michael D. Price
                                            ------------------------------------
                                        Name: Michael D. Price
                                        Title: Treasurer and Secretary


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